Exhibit 99.3

CRANE CO.

Consolidated Income Statement Data

(in thousands, except per share data)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2004	2003	2004	2003
Net Sales:
Aerospace & Electronics	$127,144	$110,778	$372,857	$302,224
Engineered Materials	69,913	64,317	213,244	185,481
Merchandising Systems	44,078	40,396	126,119	117,872
Fluid Handling	217,652	194,101	639,430	555,381
Controls	18,737	15,766	53,435	46,991
Intersegment Elimination	(204)	(67)	(353)	(215)

Total Net Sales	$477,320	$425,291	$1,404,732	$1,207,734

Operating Profit:
Aerospace & Electronics	$23,574	$22,655	$67,722	$62,804
Engineered Materials	13,283	13,295	44,596	37,933
Merchandising Systems	4,170	2,064	7,765	1,269
Fluid Handling	15,844	11,444	39,493	32,566
Controls	1,688	1,136	3,815	2,519
Corporate	(7,928)	(5,824)	(23,328)	(21,232)

Operating Profit before Charge	50,631	44,770	140,063	115,859
Asbestos and Environmental Charge	(361,813)	—	(361,813)	—

Total Operating (Loss) Profit	(311,182)	44,770	(221,750)	115,859
Interest Income	855	226	1,244	725
Interest Expense	(5,819)	(4,916)	(18,047)	(13,000)
Miscellaneous - Net	118	(212)	(63)	(1,210)

(Loss) Income Before Income Taxes	(316,028)	39,868	(238,616)	102,374
(Benefit) Provision for Income Taxes	(110,822)	11,734	(86,824)	31,736

Net (Loss) Income	$(205,206)	$28,134	$(151,792)	$70,638

Basic & Diluted Share Data:
Net (Loss) Income	$(3.48)	$0.47	$(2.56)	$1.19

Average Diluted Shares Outstanding	59,004	59,723	59,279	59,542
Average Basic Shares Outstanding	59,004	59,305	59,279	59,338
Supplemental Data:
Cost of Sales	$687,863	$288,949	$1,318,137	$820,580
Selling, General & Administrative	100,639	91,572	308,345	271,295
Depreciation and Amortization *	13,355	13,485	41,984	38,697

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Consolidated Balance Sheets

(in thousands)

	Sept 30, 2004	December 31, 2003
ASSETS
Current Assets
Cash and Cash Equivalents	$32,199	$142,518
Accounts Receivable	293,678	248,492
Inventories	278,682	235,431
Other Current Assets	150,195	35,335

Total Current Assets	754,754	661,776
Property, Plant and Equipment	287,340	302,638
Other Assets	426,275	311,123
Goodwill	569,559	536,239

Total Assets	$2,037,928	$1,811,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt	$8	$100,275
Loans Payable	44,100	—
Accounts Payable	146,606	116,885
Accrued Liabilities	509,757	171,438
Income Taxes	48,814	29,976

Total Current Liabilities	749,285	418,574
Long-Term Debt	296,400	295,861
Deferred Income Taxes	58,952	57,738
Postretirement, Pension and Other Liabilities	347,910	253,352
Common Shareholders’ Equity	585,381	786,251

Total Liabilities and Shareholders’ Equity	$2,037,928	$1,811,776

CRANE CO.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2004	2003	2004	2003
Operating Activities:
Net (loss) income	$(205,206)	$28,134	($151,792)	$70,638
Charge for asbestos and environmental - net of tax	238,384	—	238,384	—
Income from joint venture	(1,060)	(783)	(2,728)	(2,318)
Depreciation and amortization	13,355	13,485	41,984	38,697
Cash (used for) provided by operating working capital	(1,943)	402	(39,049)	(5,819)
Other	(2,792)	(1,108)	(4,090)	(3,518)

Subtotal	40,738	40,130	82,709	97,680
Payments for asbestos-related fees and costs	(6,730)	(2,275)	(18,336)	(6,247)

Total provided from operating activities	34,008	37,855	64,373	91,433

Investing Activities:
Capital expenditures	(4,750)	(7,383)	(15,652)	(20,473)
Proceeds from disposition of capital assets	111	2,765	906	3,676
Payments for acquisitions, net	673	—	(49,957)	(168,818)
Proceeds from divestitures	—	—	—	1,600

Total used for investing activities	(3,966)	(4,618)	(64,703)	(184,015)

Financing Activities:
Dividends paid	(5,900)	(5,930)	(17,768)	(17,804)
Settlement of treasury shares acquired on the open market	—	—	(42,748)	(6,641)
Stock options exercised - net of shares reacquired	456	1,019	9,636	1,566
(Repayment) issuance of debt, net	(31,233)	9,575	(58,987)	147,287

Total (used for) provided from financing activities	(36,677)	4,664	(109,867)	124,408

Effect of exchange rate on cash and cash equivalents	491	495	(122)	2,039

(Decrease) increase in cash and cash equivalents	(6,144)	38,396	(110,319)	33,865
Cash and cash equivalents at beginning of period	38,343	32,058	142,518	36,589

Cash and cash equivalents at end of period	$32,199	$70,454	$32,199	$70,454

CRANE CO.

Order Backlog

(in thousands)

	Sept 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	Sept 30, 2003
Aerospace & Electronics	$355,564	$353,087	$319,954	$277,173	$286,539
Engineered Materials	15,677	16,197	17,564	11,787	10,927
Merchandising Systems	10,877	11,024	11,176	10,330	10,399
Fluid Handling	176,650	172,120	163,955	140,192	139,179
Controls	13,586	13,451	13,029	12,169	12,496

Total Backlog	$572,354	$565,879	$525,678	$451,651	$459,540

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,		Year Ended Dec 31, 2003	Year Ended Dec 31, 2004
	2004	2003	2004	2003
						(Estimated)
Operating (loss) profit	($311,182)	$44,770	($221,750)	$115,859
Asbestos and environmental charge - pre-tax	361,813	—	361,813	—

Operating profit before charge	$50,631	$44,770	$140,063	$115,859

Net (loss) income	($205,206)	$28,134	($151,792)	$70,638
Asbestos and environmental charge - net of tax	238,384	—	238,384	—

Net income before charge	$33,178	$28,134	$86,592	$70,638

(Loss) earnings per share	($3.48)	$0.47	($2.56)	$1.19
Asbestos and environmental charge - net of tax	4.04	—	4.02	—

Earnings per share before charge	$0.56	$0.47	$1.46	$1.19

Cash provided from operating activities before asbestos-related payments	$40,738	$40,130	$82,709	$97,680	$170,666	$159,000
Asbestos-related payments	6,730	2,275	18,336	6,247	7,938	30,000

Cash provided from operating activities	$34,008	$37,855	$64,373	$91,433	$162,728	$129,000
Less: Capital expenditures	(4,750)	(7,383)	(15,652)	(20,473)	(28,128)	(20,000)
Dividends	(5,900)	(5,930)	(17,768)	(17,804)	(23,768)	(24,000)

Free cash flow	$23,358	$24,542	$30,953	$53,156	$110,832	$85,000

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

Free cash flow provides supplemental information to assist management and certain investors in analyzing the Company’s ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.